Exhibit 99.1

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Statement of Operations Data:
Interest income	$99,503	$99,375	$89,619	$87,068	$84,654
Interest expense	18,340	16,991	14,861	14,570	14,228

Net interest income	81,163	82,384	74,758	72,498	70,426
Provision for credit losses	1,723	6,701	5,786	(5,222)	29,627

Net interest income after provision	79,440	75,683	68,972	77,720	40,799
Noninterest income—service fees and revenue	23,014	22,144	22,489	20,605	20,879
—other noninterest income	4,110	845	1,616	1,755	1,912
Noninterest expense	56,530	56,134	54,321	55,394	54,876

Income before income taxes	50,034	42,538	38,756	44,686	8,714
Income tax expense	17,457	13,570	12,639	15,701	2,107

Net income	$32,577	$28,968	$26,117	$28,985	$6,607

Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,198,032	$1,079,935	$1,116,280	$1,139,347	$1,031,319
Total loans, net of unearned income	8,028,938	7,716,621	7,561,472	7,432,711	7,207,313
Allowance for credit losses	94,765	93,215	88,304	82,268	91,169
Total assets	10,502,261	9,811,557	9,720,937	9,530,888	9,444,010
Total deposits	8,501,102	7,930,383	7,841,710	8,016,749	7,917,289
Noninterest-bearing deposits	2,071,594	1,857,809	1,871,514	1,840,955	1,642,480
Interest-bearing deposits	6,429,508	6,072,574	5,970,196	6,175,794	6,274,809
Borrowings and subordinated debentures	572,683	499,266	682,568	331,712	332,787
Total shareholders’ equity	1,340,848	1,304,054	1,105,976	1,080,498	1,111,783
Average Balance Sheet Data:
Investment securities, available-for-sale	$1,169,182	$1,099,307	$1,125,174	$1,060,821	$1,110,836
Total loans, net of unearned income	7,867,794	7,650,048	7,551,173	7,375,446	7,225,365
Allowance for credit losses	94,706	90,366	82,258	95,042	93,132
Total assets	10,024,871	9,786,355	9,670,593	9,596,574	9,400,145
Total deposits	8,139,969	7,940,421	8,025,068	7,925,281	7,843,582
Noninterest-bearing deposits	1,982,784	1,845,447	1,857,657	1,784,422	1,697,633
Interest-bearing deposits	6,157,185	6,094,974	6,167,411	6,140,859	6,145,949
Borrowings and subordinated debentures	484,798	510,373	474,976	500,045	368,192
Total shareholders’ equity	1,320,884	1,251,217	1,090,905	1,094,182	1,118,603

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data (Continued)

Selected Financial Data (Continued)

	As of and for the Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Per Share Data:(3)
Earnings
Basic	$0.39	$0.35	$0.35	$0.39	$0.09
Diluted	0.39	0.35	0.35	0.38	0.09
Book value per common share	16.03	15.59	14.75	14.41	14.82
Tangible book value (1)	12.10	11.64	10.33	9.97	10.37
Weighted average common shares outstanding
Basic	83,625,000	81,918,956	75,000,000	75,000,000	75,000,000
Diluted	83,955,685	81,951,795	75,672,750	75,402,525	75,258,375
Performance Ratios:
Return on average common equity (2)	9.78%	9.29%	9.71%	10.54%	2.35%
Return on average tangible common equity (1) (2)	13.04	12.63	13.96	15.16	3.36
Return on average assets (2)	1.29	1.19	1.10	1.20	0.28
Net interest margin (2)	3.52	3.71	3.46	3.31	3.27
Efficiency ratio (1)	52.20	53.27	54.95	58.40	58.87
Asset Quality Ratios:
Total nonperforming assets (“NPAs”) to total loans and OREO and other NPAs (4)	1.51%	1.82%	2.25%	2.22%	2.52%
Total nonperforming loans to total loans (4)	0.96	1.36	1.77	1.73	2.13
Total ACL to total loans	1.18	1.21	1.17	1.11	1.26
ACL to total nonperforming loans (“NPLs”)	122.66	88.81	65.80	63.83	59.34
Net charge-offs to average loans (2)	0.01	0.09	(0.01)	0.20	1.41
Capital Ratios:
Total shareholders’ equity to assets	12.77%	13.29%	11.38%	11.34%	11.77%
Tangible common equity to tangible assets (1)	9.95	10.27	8.25	8.13	8.54
Common equity tier 1 (CET1) (transitional)	10.79	10.92	8.99	8.84	8.82
Tier 1 leverage capital	11.12	11.00	9.10	8.89	8.73
Tier 1 risk-based capital	11.17	11.31	9.36	9.19	9.17
Total risk-based capital	13.18	13.41	11.43	11.22	11.38

(1) - Considered a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) - Annualized.

(3) - 75,000,000 of our outstanding shares are owned by our parent-holding company Cadence Bancorp LLC

(4) - Included in our NPAs as of September 30, 2017 is an $9.9 million nonperforming energy credit that has been reclassified as held-for-sale (HFS) and is being carried at lower of cost or market value (“LOCOM”). Because this credit has been reclassified to HFS it has not been included in our investment loan portfolio ratios in order for these ratios to be comparable to prior periods.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data (Continued)

Average Balances/Yield/Rates

	Three Months Ended September 30,
	2017			2016
(In thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,587,556	$84,321	4.41%	$6,869,321	$68,411	3.96%
ACI portfolio	280,238	5,840	8.27	356,044	8,656	9.67

Total loans	7,867,794	90,161	4.55	7,225,365	77,067	4.24
Investment securities
Taxable	760,269	4,610	2.41	796,625	3,866	1.93
Tax-exempt (2)	408,913	5,046	4.90	314,211	3,671	4.65

Total investment securities	1,169,182	9,656	3.28	1,110,836	7,537	2.70
Federal funds sold and short-term investments	267,684	1,072	1.59	354,720	662	0.74
Other investments	49,661	380	3.04	42,896	673	6.25

Total interest-earning assets	9,354,321	101,269	4.30	8,733,817	85,939	3.91
Noninterest-earning assets:
Cash and due from banks	60,760			45,873
Premises and equipment	65,308			69,247
Accrued interest and other assets	639,188			644,340
Allowance for credit losses	(94,706)			(93,132)

Total assets	$10,024,871			$9,400,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$4,329,086	$7,300	0.67%	$4,130,126	$4,494	0.43%
Savings deposits	180,099	113	0.25	180,452	110	0.24
Time deposits	1,648,000	5,665	1.36	1,835,371	4,676	1.01

Total interest-bearing deposits	6,157,185	13,078	0.84	6,145,949	9,280	0.60
Other borrowings	349,925	2,926	3.32	234,072	2,670	4.54
Subordinated debentures	134,873	2,336	6.87	134,120	2,278	6.76

Total interest-bearing liabilities	6,641,983	18,340	1.10	6,514,141	14,228	0.87
Noninterest-bearing liabilities:
Demand deposits	1,982,784			1,697,633
Accrued interest and other liabilities	79,220			69,768

Total liabilities	8,703,987			8,281,542
Stockholders’ equity	1,320,884			1,118,603

Total liabilities and stockholders’ equity	$10,024,871			$9,400,145

Net interest income/net interest spread		82,929	3.20%		71,711	3.04%

Net yield on earning assets/net interest margin			3.52%			3.27%

Taxable equivalent adjustment:
Investment securities		(1,766)			(1,285)

Net interest income		$81,163			$70,426

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data (Continued)

Loan Interest Income Detail

	For the Three Months Ended,
(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$84,321	$79,904	$73,869	$71,237	$68,411
Scheduled accretion for the period	5,550	6,075	6,331	6,845	7,296
Recovery income for the period	290	4,450	610	968	1,360

Accretion on acquired credit impaired (ACI) loans	5,840	10,525	6,941	7,813	8,656

Loan interest income	$90,161	$90,429	$80,810	$79,050	$77,067

Loan yield, excluding ACI loans	4.41%	4.36%	4.14%	4.03%	3.96%
ACI loan yield	8.27	14.02	8.89	9.21	9.67

Total loan yield	4.55%	4.74%	4.34%	4.26%	4.24%

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(In thousands)	2017	2016	2016	2015
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$238,095	$197,747	$268,984	$216,422
Scheduled accretion for the period	17,955	24,024	30,870	46,042
Recovery income for the period	5,350	4,732	5,699	9,970

Total accretion income on purchased loans (ACI loans)	23,305	28,756	36,569	56,012

Loan interest income	$261,400	$226,503	$305,553	$272,434

Loan yield, excluding ACI loans	4.31%	3.92%	3.95%	3.63%
ACI loan yield	10.41	9.92	9.75	10.49

Total loan yield	4.54%	4.25%	4.25%	4.20%

Allowance for Credit Losses

	For the Three Months Ended
(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Balance at beginning of period	$93,215	$88,304	$82,268	$91,169	$87,147
Charge-offs	(581)	(2,879)	(551)	(3,922)	(26,868)
Recoveries	408	1,089	801	243	1,263

Net (charge-offs) recoveries	(173)	(1,790)	250	(3,679)	(25,605)

Provision for (reversal of) credit losses	1,723	6,701	5,786	(5,222)	29,627

Balance at end of period	$94,765	$93,215	$88,304	$82,268	$91,169

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data (Continued)

Noninterest Income

	Three Months Ended
(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Noninterest Income
Investment advisory revenue	$5,283	$5,061	$4,916	$4,821	$4,733
Trust services revenue	4,613	4,584	5,231	4,109	3,959
Service charges on deposit accounts	3,920	3,784	3,815	3,614	3,555
Credit-related fees	3,306	2,741	2,747	2,875	2,690
Insurance revenue	1,950	1,828	2,130	1,577	1,863
Bankcard fees	1,803	1,862	1,812	1,813	1,823
Mortgage banking revenue	965	1,213	866	1,019	1,459
Other service fees earned	1,174	1,071	972	777	797

Total service fees and revenue	23,014	22,144	22,489	20,605	20,879

Securities gains (losses), net	1	(244)	81	1,267	1,386
Other	4,109	1,089	1,535	488	526

Total other noninterest income	4,110	845	1,616	1,755	1,912

Total noninterest income (GAAP)	27,124	22,989	24,105	22,360	22,791
Less: Securities gains (losses)	1	(244)	81	1,267	1,386

Adjusted noninterest operating revenue (Non-GAAP measure)	$27,123	$23,233	$24,024	$21,093	$21,405

Noninterest Expense

	Three Months Ended
(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Noninterest Expenses
Salaries and employee benefits	$35,007	$34,682	$34,267	$28,139	$31,086
Premises and equipment	7,419	7,180	6,693	7,475	7,130
Intangible asset amortization	1,136	1,190	1,241	1,555	1,607
Net cost of operation of other real estate owned	453	427	296	1,117	1,126
Data processing	1,688	1,702	1,696	1,767	1,530
Special asset expenses	215	469	140	670	477
Consulting and professional fees	2,069	1,502	1,139	2,288	2,040
Loan related expenses	532	757	280	1,236	985
FDIC insurance	889	954	1,493	1,517	1,912
Communications	650	675	655	741	535
Advertising and public relations	521	499	345	344	303
Legal expenses	612	508	432	662	337
Branch closure expenses	50	47	46	47	52
Other	5,289	5,542	5,598	7,836	5,756

Total noninterest expenses	$56,530	$56,134	$54,321	$55,394	$54,876

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data (Continued)

Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended
(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Efficiency ratio
Noninterest expenses (numerator)	$56,530	$56,134	$54,321	$55,394	$54,876

Net interest income	$81,163	$82,384	$74,758	$72,498	$70,426
Noninterest income	27,124	22,989	24,105	22,360	22,791

Operating revenue (denominator)	$108,287	$105,373	$98,863	$94,858	$93,217

Efficiency ratio	52.20%	53.27%	54.95%	58.40%	58.87%

Adjusted noninterest expenses and operating revenue
Noninterest expense	$56,530	$56,134	$54,321	$55,394	$54,876
Less: Branch closure expenses	50	47	46	47	52

Adjusted noninterest expenses	$56,480	$56,087	$54,275	$55,347	$54,824

Net interest income	$81,163	$82,384	$74,758	$72,498	$70,426
Noninterest income	27,124	22,989	24,105	22,360	22,791
Less: Securities gains (losses), net	1	(244)	81	1,267	1,386

Adjusted operating revenue	$108,286	$105,617	$98,782	$93,591	$91,831

Tangible common equity ratio
Shareholders’ equity	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,111,783
Less: Goodwill and other intangible assets, net	(329,124)	(330,261)	(331,450)	(332,691)	(334,246)

Tangible common shareholders’ equity	1,011,724	973,793	774,526	747,807	777,537

Total assets	10,502,261	9,811,557	9,720,937	9,530,888	9,444,010
Less: Goodwill and other intangible assets, net	(329,124)	(330,261)	(331,450)	(332,691)	(334,246)

Tangible assets	$10,173,137	$9,481,296	$9,389,487	$9,198,197	$9,109,764

Tangible common equity ratio	9.95%	10.27%	8.25%	8.13%	8.54%

Tangible book value per share
Shareholders’ equity	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,111,783
Less: Goodwill and other intangible assets, net	(329,124)	(330,261)	(331,450)	(332,691)	(334,246)

Tangible common shareholders’ equity	$1,011,724	$973,793	$774,526	$747,807	$777,537

Common shares issued	83,625,000	83,625,000	75,000,000	75,000,000	75,000,000

Tangible book value per share	$12.10	$11.64	$10.33	$9.97	$10.37

Return on average tangible common equity
Average common equity	$1,320,884	$1,251,217	$1,090,905	$1,094,182	$1,118,603
Less: Average intangible assets	(329,816)	(330,977)	(332,199)	(333,640)	(335,215)

Average tangible common shareholders’ equity	$991,068	$920,240	$758,706	$760,542	$783,388

Net income	$32,577	$28,968	$26,117	$28,985	$6,607

Return on average tangible common equity (Annualized)	13.04%	12.63%	13.96%	15.16%	3.36%

Pre-tax, pre-provision net earnings
Income before taxes	$50,034	$42,538	$38,756	$44,686	$8,714
Plus: Provision for credit losses	1,723	6,701	5,786	(5,222)	29,627

Pre-tax, pre-provision net earnings	$51,757	$49,239	$44,542	$39,464	$38,341